Exhibit 99.1

ROCKETFUEL BLOCKCHAIN COMPANY

FINANCIAL STATEMENTS

As of March 31, 2018 and the Period from January 12, 2018 (date of inception) through March 31, 2018

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rocketfuel Blockchain Company

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Rocketfuel Blockchain Company (the “Company”) as of March 31, 2018 and the related statement of operations, stockholders’ deficit, and cash flows for the period from January 12, 2018 (date of inception) through March 31, 2018, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and the results of its operations and its cash flows for the period from January 12, 2018 (date of inception) through March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company reported a loss from operations of $3,805, a net loss of $253,805, and a negative cash flow from operations of $250,305 for the period from January 12, 2018 (date of inception) through March 31, 2018; and has not commenced operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Paritz & Company, P.A.
We have served as the Company’s auditor since 2018
Hackensack, New Jersey
June 27, 2018

Rocketfuel Blockchain Company
Balance Sheet

March 31, 2018
ASSETS
Current assets:
Cash	$ 300
Total current assets and total assets	$ 300

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accrued expenses	$ 3,500
Advances payable to related party	305
Total current liabilities and total liabilities	3,805

Stockholders' deficit:
Common stock; $0.0001 par value; 1,000 shares authorized, issued and outstanding as of March 31, 2018	1
Additional paid-in capital	250,299
Accumulated deficit	(253,805)
Total stockholders’ deficit	(3,505)
Total liabilities and stockholders’ deficit	$ 300

The accompanying notes are an integral part of these financial statements.

Rocketfuel Blockchain Company
Statement of Operations

For the Period from January 12. 2018 (date of inception) through March 31, 2018
Revenues	$ -

Expenses:
General and administrative expenses	3,805
Loss from operations	(3,805)
Other expense:
Transaction commitment fee	(250,000)
Net loss before provision for income taxes	(253,805)
Provision for income taxes	-
Net loss	$ (253,805)

Net loss per common share, basic and diluted	$ (253.80)

Weighted average common shares outstanding, basic and diluted	1,000

The accompanying notes are an integral part of these financial statements.

Rocketfuel Blockchain Company
Statement of Stockholders' Deficit
For the Period from January 12, 2018 (date of inception) through March 31, 2018

	Common Stock Outstanding
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance at January 12, 2018	-	$ -	$ -	$ -	$ -
Issuance of common stock to Founders	900	-	300		300
Issuance of common stock in connection with private placement	100	1	249,999		250,000
Net loss				(253,805)	(253,805)
Balance at March 31, 2018	1,000	$ 1	$ 250,299	$ (253,805)	$ (3,505)

The accompanying notes are an integral part of these financial statements.

Rocketfuel Blockchain Company
Statement of Cash Flows

For the Period from January 12, 2018 (date of inception) through March 31, 2018

Cash flows from operating activities:
Net loss	$ (253,805)
Changes in assets and liabilities:
Accrued expenses	3,500
Net cash flows used in operating activities	(250,305)
Cash flows from financing activities:
Proceeds from issuance of common stock	250,300
Proceeds from related party advances	305
Net cash flows provided by financing activities	250,605
Net change in cash	300
Cash at the beginning of period	-
Cash at the end of period	$ 300

Supplemental disclosure of cash flow information:
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements.

Rocketfuel Blockchain Company

Notes to Financial Statements

January 12, 2018 (date of inception) through March 31, 2018

1.

Business

Rocketfuel Blockchain Company, a Nevada corporation (“Rocketfuel” or the “Company”) was formed on January 12, 2018 for the purpose of bringing highly efficient check-out systems to eCommerce. These new check-out means based upon blockchain technology are designed to increase speed, security, and ease of use. Using Rocketfuel’s technology, merchants can enable new impulse buying schemes that may be unavailable in present day eCommerce sites.

On June 27, 2018, we consummated a transaction as contemplated by that certain Contribution Agreement made and entered into as of June 27, 2018 by and among B4MC Gold Mines, Inc. (“B4MC”), a Nevada corporation, and us. Pursuant to the Contribution Agreement, B4MC issued 17,001,312 shares of its $0.001 par value common stock to us in exchange for a 100% ownership interest in us resulting in 22,668,416 post-merger shares of B4MC common stock issued and outstanding.

Our corporate headquarters are located in Las Vegas, Nevada.

2.

Going Concern

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We incorporated our business on January 12, 2018, the date of our inception, and have not yet commenced commercial operations. Since January 12, 2018 (date of inception) through March 31, 2018, we have reported a loss from operations of $3,805 a net loss of $253,805 and negative cash flows from operating activities of $250,305; and we have not commenced operations. As a result, management believes that there is substantial doubt about our ability to continue as a going concern.

Management has been engaged in efforts to identify and negotiate a transaction with a public company quoted on the OTC Markets having shell status where a contemplated transaction would be treated as a reverse merger. On June 27, 2018, we consummated a transaction as contemplated by that certain Contribution Agreement made and entered into as of June 27, 2018 by and among B4MC Gold Mines, Inc. (“B4MC”), a Nevada corporation, and us. Pursuant to the Contribution Agreement, B4MC issued 17,001,312 shares of its $0.001 par value common stock to us in exchange for a 100% ownership interest in us resulting in 22,668,416 post-merger shares of B4MC common stock issued and outstanding. We financed our efforts to consummate this reverse merger transaction through the issuance of equity securities. We will require additional financing in order to commence operations and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to commence operations and execute on our business plan.

3.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Use of Accounting Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management's estimates are based on the facts and circumstances available at the time estimates are made, past historical experience, risk of loss, general economic conditions and trends and management's assessments of the probable future outcome of these matters. Consequently, actual results could differ from such estimates.

Cash and Cash Equivalents

Cash includes cash on hand. We consider all highly-liquid temporary cash investments with a maturity date of three months or less to be cash equivalents. At March 31, 2018 we had no cash deposited in any banks and $300 in cash.

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the

Rocketfuel Blockchain Company

Notes to Financial Statements

January 12, 2018 (date of inception) through March 31, 2018

use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be recovered or settled. We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

We account for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. We evaluate this tax position on a quarterly basis. We also accrue for potential interest and penalties, if applicable, related to unrecognized tax benefits in income tax expense.

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is based upon the weighted-average common shares outstanding during the period plus additional weighted-average common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding common stock using the treasury stock method. In addition, the numerator is adjusted for any changes in income that would result from the assumed conversion of potential shares. There were no potentially dilutive shares which would have the effect of being antidilutive.

Recent Accounting Pronouncements

We have evaluated all issued but not yet effective accounting pronouncements and determined that, other than the following, they are either immaterial or not relevant to us.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) “ASU 2016 - 02 Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets - referred to as “lessees” - to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.

Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will

Rocketfuel Blockchain Company

Notes to Financial Statements

January 12, 2018 (date of inception) through March 31, 2018

require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee - also known as lessor accounting - will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued “ASU 2016 - 09 Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In January 2016, the FASB issued “ASU 2016 - 01 Recognition and Measurement of Financial Assets and Financial Liabilities,” intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by:

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit

Rocketfuel Blockchain Company

Notes to Financial Statements

January 12, 2018 (date of inception) through March 31, 2018

provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued “ASU 2016 - 10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. We are currently evaluating the impact that this updated guidance will have on our results of operations, cash flows or financial condition.

In November 2016, the FASB issued ASU 2016-20, an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU addressed several areas related to contracts with customers. This topic is not yet effective and will become effective with Topic 606. We are currently evaluating the impact this topic will have on our financial statements.

4.

Transaction Commitment Fee

In February 2018, we paid a non-refundable commitment fee of $250,000 to a target company pursuant to a non-binding letter of intent to enter into a proposed merger transaction. The terms of the letter of intent provided for the non-refundable commitment fee to be used for specific payments of accounts payable and costs related to the proposed transaction. As of March 31, 2018, no merger transaction had been effected.

5.

Related Party Transactions

During the period from January 12. 2018 (date of inception) through March 31, 2018, one of our officers advanced us. As of March 31, 2018, we reported $305 as an advance payable to related party.

6.

Income Taxes

As of March 31, 2018, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. We were incorporated on January 12, 2018, accordingly, we have no tax years subject to examination by the federal and state taxing authorities and there are no income tax examinations currently in process.

Reconciliation between our effective tax rate and the United States statutory rate for the period from January 12, 2018 (date of inception) through March 31, 2018 is as follows:

Expected federal tax rate	(34.0%)
Change in valuation allowance	34.0%
Net loss	0.0%

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax basis of the assets and liabilities using the enacted tax rate in effect in the years in which the differences are expected to reverse. A 100% valuation allowance has been recorded against the deferred tax asset as it is more likely than not, based upon our analysis of all available evidence, that the tax benefit of the deferred tax asset will not be realized.

Rocketfuel Blockchain Company

Notes to Financial Statements

January 12, 2018 (date of inception) through March 31, 2018

Significant components of our deferred tax assets as of March 31, 2018 consists of the following:

Net operating loss carryforwards	$ 86,294
Valuation allowance	(86,294)
Net deferred tax assets	$ -

A valuation allowance has been established for our tax assets as their use is dependent on the generation of sufficient future taxable income, which cannot be predicted at this time.

As of March 31, 2018, we had federal tax net operating loss carryforwards of approximately $86,294. The federal net operating loss carryforwards will expire at various dates through 2037.

The U.S. Tax Cuts and Jobs Act (Tax Act) was enacted on December 22, 2017 and introduces significant changes to U.S. income tax law. Effective in 2018, the Tax Act reduces the U.S. statutory tax rate from 35% to 21% and creates new taxes on certain foreign-sourced earnings and certain related-party payments, which are referred to as the global intangible low-taxed income tax and the base erosion tax, respectively. The Tax Act requires us to pay U.S. income taxes on accumulated foreign subsidiary earnings not previously subject to U.S. income tax at a rate of 15.5% to the extent of foreign cash and certain other net current assets and 8% on the remaining earnings. Due to the timing of the enactment and the complexity involved in applying the provisions of the Tax Act, the Company has not recorded any adjustments according to Tax Act. As we collect and prepare necessary data, and interpret the Tax Act and any additional guidance issued by the U.S. Treasury Department, the IRS, and other standard-setting bodies, we may make adjustments to the provisional amounts. Those adjustments may materially impact our provision for income taxes and effective tax rate in the period in which the adjustments are made. The accounting for the tax effects of the Tax Act will be completed in 2018.

Potential 382 Limmitations

We have not completed a study to assess whether one or more ownership changes have occurred since we became a loss corporation as defined in Section 382 of the Code, but we believe that it is likely that an ownership change has occurred. If we have experienced an ownership change, utilization of the NOL and AMT would be subject to an annual limitation, which is determined by first multiplying the value of our common stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL and AMT before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC 740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding adjustment to the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any potential limitation will have a material impact on our operating results.

Our net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and are subject to certain limitations in the event of cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%.

7.

Stockholders’ Deficit

Our authorized capital stock consists of 1,000 shares of common stock, par value $0.0001 per share. As of March 31, 2018, there are 1,000 shares of common stock issued and outstanding.

On January 12, 2018, we sold 900 shares of our common stock to our four (4) founders in exchange for $300 in cash and the assignment of certain intellectual property rights. Specifically, the intellectual property assigned included six (6) U.S. patent applications and four (4) trademarks. No value was ascribed to the intellectual property rights since no patents have been issued and there can be no assurance that any patents will be issued.

On January 16, 2018, we executed a stock subscription agreement with a private, non-US investor and sold 100 shares of our $0.0001 par value common stock for $250,000 in cash.

8.

Legal Proceedings

We are not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

Rocketfuel Blockchain Company

Notes to Financial Statements

January 12, 2018 (date of inception) through March 31, 2018

9.

Subsequent Events

We evaluated all events or transactions that occurred after the balance sheet date through June 27, 2018, the date when these financial statements were available to be issue and, other than the event described below, we determined that we did not have any material recognizable or disclosable subsequent events.

On June 27, 2018, we consummated a transaction as contemplated by that certain Contribution Agreement made and entered into as of June 27, 2018 by and among B4MC Gold Mines, Inc. (“B4MC”), a Nevada corporation, and us. Pursuant to the Contribution Agreement, B4MC issued 17,001,312 shares of its $0.001 par value common stock to us in exchange for a 100% ownership interest in us resulting in 22,668,416 post-merger shares of B4MC common stock issued and outstanding.